Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3ASR of our reports dated June 14, 2023 relating to the consolidated financial statements of NetApp, Inc. and the effectiveness of NetApp, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of NetApp, Inc. for the year ended April 28, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina

February 29, 2024